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                                  ADT Limited

               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



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      The following press release was issued by ADT on May 5, 1997:

FOR IMMEDIATE RELEASE      [ADT LOGO]

ADT Limited ("ADT") Press Release

ADT ANNOUNCES HART-SCOTT-RODINO WAITING PERIOD EXPIRES
IN RESPECT OF THE ADT-TYCO TRANSACTION WITH NO ACTION
TAKEN
__________________________________________________________________

Hamilton, Bermuda, May 5, 1997 -- ADT Limited (NYSE-ADT) announced today that, on Saturday, May 3, the 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in respect of the ADT-Tyco transaction expired with no action taken by the anti-trust authorities.

The waiting period began on April 3, 1997 with the filing by ADT and Tyco International, Ltd. of all required forms with respect to the ADT-Tyco transaction.

ADT, through its subsidiaries, is the largest provider of electronic security services in North America and the United Kingdom, providing continuous monitoring of commercial and residential security systems to over 1.8 million customers.

Contact:

ADT, Inc.
561-988-3600

Note:

This and other press releases are available through Company News On-Call by fax; call 800-758-5804, extension 112511, or at http://www.prnewswire.com/

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